Exhibit 99.1
Contact:	Mary A. Chaput Executive Vice President and Chief Financial Officer (615) 665-1122

HEALTHWAYS FOURTH-QUARTER EARNINGS INCREASE 65% TO $0.38 PER
DILUTED SHARE ON 31% GROWTH IN REVENUES

Establishes Guidance for Fiscal 2007 with Revenues Up 62% to 70% and Earnings Up 41% to 58%

NASHVILLE, Tenn. (October 17, 2006) – Ben R. Leedle, Jr., president and chief executive officer of Healthways, Inc. (NASDAQ: HWAY), today announced financial results for the fourth quarter and 12 months ended August 31, 2006. For the quarter, revenues increased 31% to $114,876,000 from $87,624,000 for the fourth quarter of fiscal 2005. Net income was $14,027,000, up 68% from $8,344,000. Earnings per diluted share increased 65% to $0.38 for the fourth quarter of fiscal 2006 from $0.23 for the fourth quarter of fiscal 2005. Results for the fourth quarter of fiscal 2006 included per-share costs of $0.07 related to the Company’s long-term incentive compensation program (LTI); $0.01 related to international initiatives and a net $0.05 related to the Company’s participation in two Medicare Health Support (MHS) pilots. Results for the fourth quarter of fiscal 2005 included per-share costs of $0.08 related to the MHS pilots.

Revenues for fiscal 2006 increased 32% to $412,308,000 from $312,504,000 for fiscal 2005. Net income for fiscal 2006 was $37,151,000, or $1.02 per diluted share, which included per-share costs of $0.26 related to the Company’s LTI; $0.05 related to international initiatives and a net $0.20 related to the MHS pilots. Net income for fiscal 2005 was $33,084,000, or $0.93 per diluted share, which included per-share costs of $0.10 related to the MHS pilots.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE(1)
See pages 10-13 for a reconciliation of GAAP and non-GAAP results

	Three Months Ended August 31,					Twelve Months Ended August 31,
	2006		2005		% Chg.	2006		2005		% Chg.
Core commercial	$ 0.52		$ 0.31		68%	$ 1.53		$ 1.03		49%
MHS	(0.05)		(0.08)			(0.20)		(0.10)
International	(0.01)		—			(0.05)		—

EPS before LTI	0.45		0.23	(2)	96%	1.28		0.93	(2)	38%
LTI	(0.07	)(3)	(0.05	)(4)		(0.26	)(3)	(0.18	)(4)

EPS after LTI	$ 0.38	(2)	$ 0.18		111%	$ 1.02	(2)	$ 0.75		36%

(1)	Figures may not add due to rounding.
(2)	EPS, GAAP basis.
(3)	Represents LTI costs, including equity-based compensation costs under FAS 123(R) and cash performance awards.
(4)	Represents the net pro forma impact of equity-based compensation during fiscal 2005.

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Leedle remarked, “We are very pleased with the strong performance of our core commercial business for the fourth quarter which was above expectations and which drove substantial profitable growth for the entire Company for the quarter. We attribute this performance to increasing business with existing customers, the addition of new customers, the launch of new programs and services and the resulting increased operating leverage. The results for our core commercial business for the fourth quarter were consistent with its performance throughout fiscal 2006, a year in which we also achieved tangible progress toward our goal of fully integrated WholeHealth solutions for entire populations.

“This progress included both pioneering new programs and services, such as myhealthIQSM, and a groundbreaking long-term alliance with Medco Health Solutions. In addition to these steps to expand our addressable market, we continued to invest in developing our services in international markets. In our MHS pilots, we engaged the populations, demonstrated initial savings and recognized revenues. We also took another major step toward our long-term growth objectives just last week with the announcement of our definitive agreement to acquire Axia Health Management (Axia). As a result – and as our financial guidance for 2007 indicates – we are confident Healthways is well positioned to produce further significant profitable growth in the year ahead.”

•

Core Commercial Business Produces 68% Growth in Fourth-Quarter Earnings Per Diluted Share – Healthways’ core commercial business achieved earnings per diluted share of $0.52 for the fourth quarter of fiscal 2006 compared with the Company’s original guidance of $0.39 to $0.41. Core commercial revenue growth primarily reflected 15 new, expanded or extended contracts for fiscal 2006. Contracts with self-insured employers on behalf of the Company’s health plan customers increased to 526 employers at the fiscal year end, up 41% from 372 at the end of fiscal 2005. In addition to driving the Company’s fourth-quarter revenues, the core commercial business accounted for annualized revenues in the Company’s backlog of $6.6 million at the end of the fiscal year.

•

Growth in Actual Lives under Management Approaching 2.5 Million – The Company completed fiscal 2006 with 2,426,000 actual lives under management, up 29% or 543,000 from the end of fiscal 2005 and 10% or 221,000 sequentially from the end of the third quarter of fiscal 2006. Included in this total, self-insured employer lives on behalf of the Company’s health plan customers increased 49% or 313,000 to 954,000 at the end of fiscal 2006 from the end of fiscal 2005 and 14% or 117,000 sequentially from the end of the third quarter of 2006.

•

Revenue Recognition on MHS Pilots – As previously announced, total MHS revenues did not meet the Company’s original expectations for the fiscal year, which were in a range of $25 million to $28 million. However, as a result of demonstrated savings achieved in the MHS pilots, the Company did recognize $11 million for the full fiscal year, including $4 million for the fourth quarter.

•

Axia Acquisition Expected to Accelerate Company’s Response to Rising Demand for Single-Source WholeHealth Solutions – Consistent with Healthways’ long-term strategy to drive the evolution of the heathcare industry toward personalized and integrated WholeHealth solutions, the Company recently announced a definitive acquisition agreement with Axia Health Management. This transaction, which is expected to be accretive for fiscal 2007, will combine the leading companies in health support and care support. Through this acquisition, Healthways expects to enable its customers to provide the broadest spectrum of integrated, personalized, proven and

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HWAY Reports Fourth-Quarter Results Page 3 October 17, 2006

evidenced-based interventions designed to maintain and improve the health and productivity of every individual in a given population. The Company further expects these solutions to set a new standard in the healthcare industry and make Healthways the partner of choice for improving people’s health and lowering their healthcare costs. Because of strong interest in single-source WholeHealth solutions among commercial and Medicare Advantage health plans, employers and government, Healthways anticipates a significant opportunity to expand its business within the combined companies’ existing customer base, as well as with new customers in the commercial, government and international markets.

For the 12 months ended August 31, 2006, Axia had revenues of approximately $125 million which are expected to expand at an annual rate in excess of 30%. Its percentage profit margins are similar to the Company’s. The $450 million cash transaction is expected to be completed by the end of calendar 2006, subject to the satisfaction of customary closing conditions, including clearance under Hart-Scott-Rodino.

•

Substantial Cash Flow Strengthens Financial Position – Cash flow from operations increased 30% to $38.5 million for the fourth quarter of 2006 and 33% to $99.8 million for the full fiscal year, from the comparable prior-year periods. Cash and cash equivalents increased 144% to $154.8 million at the end of fiscal 2006 from the end of fiscal 2005. The Company had no bank debt at the end of fiscal 2006 and stockholders’equity of $274.9 million. The Company anticipates having a leverage ratio of approximately 2.5 times as of the expected closing date of the Axia acquisition. Because of the strong operating cash flows of the combined companies, Healthways expects the financing costs to decline quickly, through a rapid pay down of debt, to a leverage ratio expected to be less than one by the end of fiscal 2008.

Financial Guidance

            Healthways today established its financial guidance for fiscal year 2007 and its first fiscal quarter. The Company’s guidance for revenues for fiscal 2007 is in a range of $667 million to $701 million, a 62% to 70% increase over 2006 revenues of $412 million. The MHS pilots are expected to account for $22 million to $29 million of these revenues, with the remainder expected from the Company’s core commercial business including approximately three fiscal quarters from the anticipated completion of the Axia acquisition on December 1, 2006. While the Company expects to sign international business in fiscal 2007, the Company’s guidance does not include any revenues or implementation and operating expenses from international sources at this time.

COMPARISON OF COMPONENTS OF REVENUE FOR
FISCAL 2007 (GUIDANCE) AND FISCAL 2006
(In millions)

	Fiscal 2007 (Guidance)	Fiscal 2006	% Change
Core commercial	$ 500-517	$ 401	25%-29%
Axia	145-155	—

Total core commercial	645-672	401	61%-68%
MHS	22-29	11	100%-164%
International	—	—

Total Company	$ 667-701	$ 412	62%-70%

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             The Company’s guidance for net income per diluted share for fiscal 2007 is in a range of $1.44 to $1.61 which includes transaction, financing and integration costs of the pending Axia acquisition. The Company’s earnings guidance for fiscal 2007 includes net costs in a range of $0.03 to $0.14 per diluted share from the MHS pilots and $0.10 per diluted share for anticipated investment in international initiatives. The Company’s core commercial business is expected to produce net income per diluted share in a range of $1.68 to $1.74 for fiscal 2007. Costs associated with the Company’s LTI, which were broken out separately in fiscal 2006 for prior year comparison purposes because of the adoption of FAS 123(R) on September 1, 2005, are now included in the appropriate components of earnings per diluted share.

COMPARISON OF COMPONENTS OF EARNINGS PER DILUTED SHARE FOR
FISCAL 2007 (GUIDANCE) AND FISCAL 2006
See pages 10-13 for a reconciliation of GAAP and non-GAAP results

	Fiscal 2007 (Guidance)	Fiscal 2006	% Change
Core commercial	$ 1.68 - 1.74 (1)	$ 1.29	30% - 35%
MHS	(0.14) - (0.03)	(0.21)	33% - 86%
International	(0.10)	(0.06)	(67%)

Earnings per diluted share, GAAP basis	$ 1.44 - 1.61	$ 1.02	41% - 58%

(1) Includes Axia.

In order to provide details on the expected impact of the pending acquisition of Axia, the table below reflects the Company’s expectations of Axia’s contribution to fiscal year 2007 diluted earnings per share that are included in the guidance provided above.

COMPONENTS OF FISCAL 2007 EARNINGS PER DILUTED SHARE GUIDANCE
See pages 10-13 for a reconciliation of GAAP and non-GAAP results

	Healthways	Axia (1)	Combined
Contribution to earnings per diluted share before
transaction, financing and integration costs	$ 1.43 - 1.58	$ 0.58 - 0.60	$ 2.01 - 2.18
One-time integration costs	—	(0.08)	(0.08)
Reduction of interest income	—	(0.08)	(0.08)
Intangible amortization	—	(0.09)	(0.09)
Financing costs	—	(0.32)	(0.32)

Earnings per diluted share, GAAP basis	$ 1.43 - 1.58	$ 0.01 - 0.03	$ 1.44 - 1.61

2006 EPS, GAAP basis	$ 1.02		$ 1.02
% increase to 2007 EPS, GAAP basis	40% - 55%		41% - 58%

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October 17, 2006

The Company also established its guidance for net income per diluted share for the first quarter of fiscal 2007 in a range of $0.31 to $0.34, a 72% to 89% increase over first quarter fiscal 2006. The Company’s first quarter earnings guidance includes (i) net costs per diluted share of $0.04 to $0.06 related to the MHS pilots; and (ii) $0.02 per diluted share related to anticipated international investment. The Company’s core commercial business is expected to produce net income per diluted share in a range of $0.39 to $0.40 for the first quarter of fiscal 2007, a 56% to 60% increase over first quarter fiscal 2006. Costs associated with the Company’s LTI, which were broken out separately in fiscal 2006 for prior year comparison purposes because of the adoption of FAS 123(R) on September 1, 2005, are now included in the appropriate components of earnings per diluted share.

COMPARISON OF COMPONENTS OF EARNINGS PER DILUTED SHARE FOR
FIRST-QUARTER FISCAL 2007 (GUIDANCE) AND FIRST-QUARTER FISCAL 2006
See pages 10-13 for a reconciliation of GAAP and non-GAAP results

	First Quarter Fiscal 2007 (Guidance)	First Quarter Fiscal 2006	% Change
Core commercial	$ 0.39 - 0.40	$ 0.25	56% - 60%
MHS	(0.06) - (0.04)	(0.06)	0% - 33%
International	(0.02)	(0.01)	(100%	)

Earnings per diluted share, GAAP basis	$ 0.31 - 0.34	$ 0.18	72% - 89%

Leedle added, “Our guidance for fiscal 2007 highlights the strength of our core commercial business and its role in enabling us to fund our emerging government and international markets. These new markets each represent very large long-term potential growth opportunities, but as with any development stage business, we have less visibility about their short-term growth than our proven core commercial business. For the reasons stated earlier, and given the inherent difficulties in predicting the exact timing and extent of progression of our emerging market initiatives, we have provided a broad range in our guidance. For MHS we have used our relative performance achieved last year as a guide to expectations for 2007, meaning we expect to recover the revenues not recognized in fiscal 2006 and we expect at least as much new revenue, relative to the decrementing population, in fiscal 2007 as we recorded in fiscal 2006. Further, we have not included any revenues or start-up costs associated with an international contract, although we expect to secure our first international contract during the year.”

Summary

Leedle said, “Healthways’ position of industry leadership is based in part on its long history of, and leading role in, driving the creation and application of solutions proven to create new value by improving health and reducing the cost of care across whole populations. These efforts, coupled with increasing market demand, have created new strategic imperatives for our health plan customers to offer our Health and Care SupportSM programs. We are firmly positioning ourselves for continued leadership in today’s markets and to take advantage of future growth opportunities.

“Healthways’ embrace of its government and international initiatives reflects our commitment to maintain and enhance our position of industry leadership. With the anticipated acquisition of Axia,

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we are taking a decisive step toward our vision of fully integrated WholeHealth solutions for every person in a given population. By combining our programs with Axia’s, we are creating WholeHealth solutions that can benefit every person, regardless of age or health status.”

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719/457-0820, code 9470412, and the replay will also be available on the Company’s Web site for the next 12 months. Any material information disclosed on the quarterly conference call that has not been previously disclosed publicly will be available on the Company’s website at www.healthways.com.

Safe Harbor Provisions

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations, and all statements regarding pending acquisitions and planned expansions and developments. In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that the following important factors, among others, may affect these forward-looking statements. Consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include but are not limited to: the timing and costs of implementation, and the effect, of regulations and interpretations relating to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003; the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of its health plan contracts and/or its cooperative agreement with CMS ahead of data collection and reconciliation in order to provide forward-looking guidance; the Company’s ability to anticipate the rate of market acceptance of Health and Care Support solutions and the individual market dynamics in potential international markets and the ability of the Company to accurately forecast the costs necessary to implement the Company’s strategy of establishing a presence in these markets; the Company’s ability to effectively manage any growth that it might experience; the Company’s ability to retain existing customers if they are acquired by other health plans which already have or are not interested in Health and Care Support programs; the Company’s ability to sign and implement new contracts for Health and Care Support services; the risks associated with a significant concentration of the Company’s revenues with a limited number of customers; the Company’s ability to effect cost savings and clinical outcomes improvements under Health and Care Support contracts and reach mutual agreement with customers and/or CMS with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the ability of the Company to collect contractually earned performance incentive bonuses; the ability of the Company’s customers and/or CMS to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance under the terms of its health plan contracts; the Company’s ability to favorably resolve contract billing and interpretation issues with its customers; the uncertainty regarding Healthways’ pending transaction with Axia, including whether or not a transaction will be consummated between the parties; the Company’s ability to satisfy the conditions of its financing commitment; the Company’s ability to integrate the operations of Axia and other acquired businesses or technologies into the Company’s business; uncertainties with respect to the integration and management of the Medco Alliance; the market acceptance of the integrated health management services offered through the Medco Alliance; the ability of the Company to develop new products and deliver outcomes on those

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October 17, 2006

products; the ability of the Company to effectively integrate new technologies and approaches, such as those encompassed in its Health and Care Support initiatives or otherwise licensed or acquired by the Company, into the Company’s Health and Care Support platform; the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the ability of the Company to implement its Health and Care Support strategy within expected cost estimates; the ability of the Company to obtain adequate financing to provide the capital that may be necessary to support the growth of the Company’s operations and to support or guarantee the Company’s performance under new contracts; unusual and unforeseen patterns of healthcare utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services, in the health plans with which the Company has executed a Health and Care Support contract; the ability of the health plans to maintain the number of covered lives enrolled in the plans during the terms of the agreements between the health plans and the Company; the Company’s ability to attract and/or retain and effectively manage the employees required to implement its agreements; the impact of litigation involving the Company and/or its subsidiaries; the impact of future state and federal healthcare and other applicable legislation and regulations on the ability of the Company to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; current geopolitical turmoil and the continuing threat of domestic or international terrorism; general worldwide and domestic economic conditions and stock market volatility; and other risks detailed in the Company’s annual, quarterly, or other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways, Inc. is the leading and largest provider of specialized, comprehensive Health and Care SupportSM programs and services, including disease management, high-risk care management and outcomes-driven wellness to health plans, employers and government. As of August 31, 2006, the Company provided Health and Care Support services for more than 2.4 million people nationwide. Healthways helps people lead healthier lives while reducing overall healthcare costs. As The Health/Care Trust ChannelSM, Healthways provides people the support they need when they need it to enable them to make better choices and achieve better health outcomes. For more information, visit www.healthways.com.

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HEALTHWAYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
	2006	2005	2006	2005

Revenues	$114,876	$87,624	$412,308	$312,504
Cost of services	72,876	60,218	281,161	205,253
Gross margin	42,000	27,406	131,147	107,251

Selling, general & administrative expenses	12,498	7,822	44,417	28,418
Depreciation and amortization	6,434	5,563	24,517	22,408
Interest	257	228	1,053	1,630

Income before income taxes	22,811	13,793	61,160	54,795
Income tax expense	8,784	5,449	24,009	21,711

Net income	$14,027	$8,344	$37,151	$33,084

Basic income per share:	$0.41	$0.25	$1.08	$1.00

Diluted income per share:	$0.38	$0.23	$1.02	$0.93

Weighted average common shares
and equivalents:
Basic	34,589	33,742	34,348	33,241
Diluted	36,687	36,163	36,379	35,691

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Healthways, Inc.

Statistical Information

(Dollars in thousands)

(Unaudited)

	August 31,	August 31,
	2006	2005
Operating Statistics
Actual lives under
management at end of period	2,426,000	1,883,000
Annualized revenue in backlog	$6,625	$32,578

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October 17, 2006

Healthways, Inc.

Reconciliations of Non-GAAP Measures to GAAP Measures

(Unaudited)

Reconciliation of Core Commercial Diluted Earnings Per Share Excluding Long-

Term Incentive Program Costs to Diluted Earnings Per Share (EPS), GAAP Basis

	Three Months Ended	Twelve Months Ended
	August 31, 2006	August 31, 2006
Core commercial EPS excluding long-term incentive compensation program costs (1)	$0.52	$1.53
Less: EPS attributable to MHS pilots (2)	(0.05)	(0.20)
Less: EPS attributable to international initiatives (3)	(0.01)	(0.05)
EPS excluding long-term incentive compensation program costs (4)	0.45	1.28
Less: EPS attributable to long-term incentive compensation program costs (5)	(0.07)	(0.26)
EPS, GAAP basis	$0.38	$1.02

(1) Core commercial EPS excluding long-term incentive compensation program costs is a non-GAAP financial measure. The Company excludes EPS attributable to MHS pilots, international initiatives, and long-term incentive compensation program costs from this measure and relies on core commercial EPS excluding long-term incentive compensation program costs because of its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider core commercial EPS excluding long-term incentive compensation program costs in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(2) EPS attributable to MHS pilots includes revenues and costs associated with the operation of the MHS pilots in Maryland and the District of Columbia and in Georgia.

(3) EPS attributable to international initiatives includes costs to implement the Company's strategy of establishing a presence in international markets.

(4) EPS excluding long-term incentive compensation program costs is a non-GAAP financial measure. The Company excludes EPS attributable to long-term incentive compensation program costs from this measure and relies on EPS excluding long-term incentive compensation program costs because of its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider EPS excluding long-term incentive compensation program costs in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States. Figures may not add due to rounding.

(5) EPS attributable to long-term incentive compensation program costs includes costs of equity-based awards expensed under Statement of Financial Accounting Standards ("SFAS") No. 123(R) for the fourth quarter and fiscal year 2006 and cash-based awards issued in lieu of equity-based awards that were historically granted to certain levels of management. These cash-based awards are a result of changes in the design of the Company's long-term incentive compensation program in preparation for adopting SFAS No. 123(R) on September 1, 2005.

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Reconciliation of Core Commercial Diluted EPS to Diluted EPS, GAAP Basis

	Three Months Ended	Twelve Months Ended
	November 30, 2005	August 31, 2006
Core commercial EPS (6)	$0.25	$1.29
Less: EPS attributable to MHS pilots (7)	(0.06)	(0.21)
Less: EPS attributable to international initiatives (8)	(0.01)	(0.06)
EPS, GAAP basis	$0.18	$1.02

(6) Core commercial EPS is a non-GAAP financial measure. The Company excludes EPS attributable to MHS pilots and international initiatives from this measure and relies on core commercial EPS because of its comparability to the Company's historical operating results and EPS guidance. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider core commercial EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(7) EPS attributable to MHS pilots includes revenues and costs associated with the operation of the MHS pilots in Maryland and the District of Columbia and in Georgia.

(8) EPS attributable to international initiatives includes costs to implement the Company's strategy of establishing a presence in international markets.

Reconciliation of Pro Forma Diluted EPS to Diluted EPS, GAAP Basis

	Three Months Ended	Twelve Months Ended
	August 31, 2005	August 31, 2005
Pro forma EPS (9)	$0.18	$0.75
EPS attributable to net pro forma effect of equity-based compensation (10)	0.05	0.18
EPS, GAAP basis	$0.23	$0.93

(9) Pro forma EPS is a non-GAAP financial measure. The Company includes the net pro forma effect of equity-based compensation in this measure and provides pro forma EPS because of its comparability to the Company's fiscal 2006 operating results. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider pro forma EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(10) EPS attributable to net pro forma impact of equity-based compensation includes the net effect on earnings per share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to equity-based employee compensation during fiscal 2005.

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Reconciliation of Core Commercial Diluted EPS to Diluted EPS, GAAP Basis

	Three Months Ended	Twelve Months Ended
	August 31, 2005	August 31, 2005
Core commercial EPS (11)	$0.31	$1.03
Less: EPS attributable to MHS pilots (12)	(0.08)	(0.10)
EPS, GAAP basis	$0.23	$0.93

(11) Core commercial EPS is a non-GAAP financial measure. The Company excludes EPS attributable to MHS pilots from this measure and relies on core commercial EPS because of its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider core commercial EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(12) EPS attributable to MHS pilots includes costs associated with the preparation and initial operation of the MHS pilots in Maryland and the District of Columbia and in Georgia.

Reconciliation of Core Commercial Diluted EPS Guidance to Diluted EPS Guidance, GAAP Basis

	Three Months Ending	Twelve Months Ending
	November 30, 2006	August 31, 2007
Core commercial EPS guidance (13)	$0.39 - 0.40	$1.68 - 1.74
EPS guidance attributable to MHS pilots (14)	(0.04 – 0.06)	(0.03 – 0.14)
Less: EPS guidance attributable to international initiatives (15)	(0.02)	(0.10)
EPS guidance, GAAP basis	$0.31 - 0.34	$1.44 - 1.61

(13) Core commercial EPS guidance is a non-GAAP financial measure. The Company excludes EPS attributable to MHS pilots and international initiatives from this measure and relies on core commercial EPS guidance because of its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider core commercial EPS guidance in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(14) EPS guidance attributable to MHS pilots includes revenues and costs associated with the operation of the MHS pilots in Maryland and the District of Columbia and in Georgia.

(15) EPS guidance attributable to international initiatives includes anticipated costs to implement the Company's strategy of establishing a presence in international markets.

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Reconciliation of EPS Guidance excluding Transaction, Integration, and Financing Costs to EPS Guidance, GAAP Basis

	Healthways	Axia (16)	Combined
EPS guidance excluding transaction, integration and financing costs (17)	$1.43 – 1.58	$0.58 – 0.60	$2.01 – 2.18
EPS guidance attributable to one-time integration costs (18)	—	(0.08)	(0.08)
EPS guidance attributable to reduction of interest income (19)	—	(0.08)	(0.08)
EPS guidance attributable to intangible amortization (20)	—	(0.09)	(0.09)
EPS guidance attributable to financing costs (21)	—	(0.32)	(0.32)
EPS guidance, GAAP basis	$1.43 - 1.58	$0.01 - 0.03	$1.44 - 1.61

(16) Assumes an acquisition date of December 1, 2006.

(17) EPS guidance excluding transaction, integration and financing costs is a non-GAAP financial measure. The Company excludes the effect of these acquisition-related costs and provides EPS guidance excluding transaction, integration and financing costs because of its comparability to the historical operating results of both Healthways and Axia. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider EPS guidance excluding transaction, integration and financing costs in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(18) EPS guidance attributable to one-time integration costs includes anticipated one-time costs to integrate Axia in fiscal 2007.

(19) EPS guidance attributable to reduction of interest income includes the anticipated interest income that the Company will not realize due to the utilization of cash to complete the Axia acquisition.

(20) EPS guidance attributable to intangible amortization includes anticipated amortization costs associated with the estimated identifiable intangible assets expected to be recorded upon completion of the Axia acquisition.

(21) EPS guidance attributable to financing costs includes anticipated financing costs attributable to borrowings expected to be incurred in conjunction with the Axia acquisition.

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HWAY Reports Fourth-Quarter Results

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HEALTHWAYS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	August 31,	August 31,
	2006	2005 (1)
Assets
Current assets:
Cash and cash equivalents	$154,792	$63,467
Restricted cash	—	3,811
Accounts receivable, net	52,978	40,697
Prepaid expenses and other current assets	9,397	5,681
Deferred tax asset	3,726	3,305

Total current assets	220,893	116,961

Property and equipment
Leasehold improvements	16,009	12,836
Computer equipment and related software	75,524	61,772
Furniture and office equipment	18,542	16,294
	110,075	90,902
Less accumulated depreciation	(63,525)	(51,114)
Net property and equipment	46,550	39,788

Long-term deferred tax asset	2,557	—
Other assets	4,052	2,065
Intangible assets, net	12,199	16,120
Goodwill, net	96,135	96,020

Total assets	$382,386	$270,954

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$9,221	$3,622
Accrued salaries and benefits	36,007	26,845
Accrued liabilities	5,748	5,006
Contract billings in excess of earned revenue	35,013	8,037
Income taxes payable	7,906	660
Current portion of long-term debt	180	163
Current portion of long-term liabilities	2,349	1,984

Total current liabilities	96,424	46,317

Long-term debt	236	416

Long-term deferred tax liability	—	8,236
Other long-term liabilities	10,853	9,055

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HWAY Reports Fourth-Quarter Results

October 17, 2006

Stockholders' equity
Preferred stock
$.001 par value, 5,000,000 shares authorized,
none outstanding	—	—
Common stock
$.001 par value, 75,000,000 shares authorized,
34,597,748 and 33,808,518 shares outstanding	35	34
Additional paid-in capital	140,216	109,425
Retained earnings	134,622	97,471

Total stockholders' equity	274,873	206,930

Total liabilities and stockholders' equity	$382,386	$270,954

(1) Certain items have been reclassified to conform to current classifications.

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HWAY Reports Fourth-Quarter Results

October 17, 2006

HEALTHWAYS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Twelve Months Ended
	August 31,
	2006	2005 (1)
Cash flows from operating activities:
Net income	$37,151	$33,084
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	24,517	22,408
Amortization of deferred loan costs	476	488
Share-based employee compensation expense	13,982	494
Excess tax benefits from share-based payment arrangements	(10,936)	11,672
Increase in accounts receivable, net	(12,281)	(6,485)
(Increase) decrease in other current assets	(3,716)	1,098
Increase (decrease) in accounts payable	5,599	(3,369)
Increase in accrued salaries and benefits	9,162	18,880
Increase in other current liabilities	46,434	627
Deferred income taxes	(11,217)	(5,456)
Other	3,621	2,003
(Increase) decrease in other assets	(1,539)	633
Payments on other long-term liabilities	(1,445)	(872)
Net cash flows provided by operating activities	99,808	75,205

Cash flows from investing activities:
Acquisition of property and equipment	(27,356)	(16,161)
Purchases of investments	—	(2,000)
Proceeds from sale of investments	—	9,040
Business acquisitions, net of cash acquired	(115)	(1,120)
Net cash flows used in investing activities	(27,471)	(10,241)

Cash flows from financing activities:
Decrease (increase) in restricted cash	3,811	(2,287)
Proceeds from issuance of long-term debt	—	48,000
Deferred loan costs	(924)	(730)
Excess tax benefits from share-based payment arrangements	10,936	—
Exercise of stock options	5,328	4,599
Payments of long-term debt	(163)	(96,226)
Net cash flows provided by (used in) financing activities	18,988	(46,644)

Net increase in cash and cash equivalents	91,325	18,320

Cash and cash equivalents, beginning of period	63,467	45,147

Cash and cash equivalents, end of period	$154,792	$63,467

(1) Certain items have been reclassified to conform to current classifications.

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